SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC  20549

                          ---------------

                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): June 13, 1996
                                                 ------------------

                  TRIATHLON BROADCASTING COMPANY
- -------------------------------------------------------------------

        (Exact name of registrant as specified in charter)



       Delaware                0-26530               33-0668235
(State or Other Jurisdic (Commission File No.) (IRS Employer Identification No.)
   of Incorporation)

Symphony Towers, 750 B Street, Suite 1920, San Diego, CA      92101
- -------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (619) 239-4242
                                                   ----------------

                                 N/A
- -------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

      On June 13, 1996, the Registrant acquired the assets of radio stations KIBZ-FM, KKNB-FM and KHAT-AM, operating in the Lincoln, Nebraska market, from Rock Steady, Inc. for a cash purchase price of $3.25 million. This acquisition was financed with a portion of the proceeds of the $58 million public offering of the Registrant's 9% Mandatory Convertible Preferred Stock which was consummated on March 8, 1996.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)  Financial Statements of Business Acquired

           The audited financial information of Rock Steady, Inc. for the years ended September 30, 1994 and 1995 is set forth in the Prospectus dated March 4, 1996, contained in the Registration Statement filed by the Registrant with the Securities and Exchange Commission (File No. 333-1186) (the "Prospectus"), which is incorporated herein by reference.

           It is impracticable to file the financial information required by
           Item 7(a) at this time for the period ended March 31, 1996, because that information is not yet available. The Registrant will file that information as soon as is practicable but not later than 60 days following June 28, 1996.

      (b)  Pro Forma Financial Information

           The unaudited pro forma financial information of the company which includes Rock Steady, Inc. for the year ended September 30, 1995 is set forth in the Prospectus, which is incorporated herein by reference.

           It is impracticable to file the pro forma financial information required by Item 7(b) at this time for the period ended March 31, 1996, because that information is not yet available. The Registrant will file that information as soon as is practicable but not later than 60 days following June 28, 1996.

      (c)  Exhibits

      99   Press Release dated June 17, 1996.

                            SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    TRIATHLON BROADCASTING, INC.



                                    By: /s/ Kevin H. Rich
                                       ---------------------------
                                       Name:  Kevin H. Rich
                                       Title: Chief Financial Officer



Date: June 20, 1996




                               - 2 -